Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $0.0001 par value per share, of NextDecade Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: June 17, 2024

HGC NEXT INV LLC

By: Hanwha Impact Partners Inc., its managing member

By:	/s/ Sunghyun Hong
Name:	Sunghyun Hong
Title:	President

Hanwha Impact Partners Inc.

By:	/s/ Sunghyun Hong
Name:	Sunghyun Hong
Title:	President

Hanwha Impact Global Corporation

By:	/s/ Sung Bin Lim
Name:	Sung Bin Lim
Title:	President

Hanwha Aerospace Co., Ltd.

By:	/s/ Jaeil Son
Name:	Jaeil Son
Title:	Chief Executive Officer

Hanwha Ocean USA International LLC

By:	/s/ Sukwon Lee
Name:	Sukwon Lee
Title:	Chief Executive Officer

Hanwha Ocean USA Holdings Corp.

By:	/s/ Sukwon Lee
Name:	Sukwon Lee
Title:	Chief Executive Officer

Hanwha Ocean Co., Ltd.

By:	/s/ Duhyoung Ryoo
Name:	Duhyoung Ryoo
Title:	President